EXHIBIT 99.1
Ranpak Holdings Corp. Reports Third Quarter 2019 Financial Results

•	Packaging System placement up 7.5% year over year to more than 102,000 machines

•	Net sales up 6.1% year over year and 8.8% year over year on a constant currency basis and adjusted for fair value accounting

•	Gross profit margin up 70 bps year over year to 42.7% and Adjusted gross profit margin up more than 200 bps year over year to 44.2%

•	Net loss of $(1.6) million compared to net income of $0.3 million and Adjusted EBITDA up 6.9% year over year to $22.0 million (31.3% margin)

CONCORD TOWNSHIP, OH, November 07, 2019 - Ranpak Holdings Corp (NYSE: PACK) (“Ranpak” or “the Company”), a leading provider of environmentally sustainable, systems-based, product protection solutions for e-commerce and industrial supply chains, today reported its third quarter 2019 financial results.

“We are pleased with our strong third quarter results and improved performance,” said Omar M. Asali, Chairman and Chief Executive Officer of Ranpak. “Sales increased by 8.8% year over year on a constant currency basis driven by broad-based growth across geographies with strong growth in cushioning, wrapping, and automation. Profitability was strong with year over year improvement in Adjusted gross profit margin by more than 200 bps to 44.2% and Adjusted EBITDA growth of 6.9%, resulting in an Adjusted EBITDA margin of greater than 31%.

“In addition to expanding the top-line at a solid clip, we are pleased to continue our profitable growth while meaningfully investing in the business through increased R&D and adding high quality talent in impactful positions. In the third quarter we expanded our sales force, product management teams, and business development resources to focus on key growth opportunities available to Ranpak. As these personnel additions season and contribute to our growth profile over time, we expect to experience greater operating leverage in the business. Our key near-term growth initiatives remain retail expansion and innovation, with progress being made in both areas in the third quarter. Our first retail trials begin in the fourth quarter in North America and our new product launch roll-out in cushioning, void-fill, and thermal applications commence later this year as well.”

“Since expanding my role to become CEO in August, communication at Ranpak has improved, customers feel a renewed focus, and we have become a more proactive and nimble organization. While we have more progress to make in order for Ranpak to achieve its true potential, I am excited to see that the changes are beginning to show up in results. We are working extremely hard to finish 2019 on a strong note and expect Q4 to continue the momentum we regained this past quarter.

“These are very exciting times at Ranpak, and in the industry in general, with the increased focus on sustainability and movement towards automated packaging solutions. Given the resources we now have at our disposal, we are exceptionally well positioned to 'deliver a better world' TM by offering a superior protective packaging solution.”

Third Quarter 2019 Highlights

●	Packaging systems placement increased 7.5% year over year, exceeding 102,000 machines as of September 30, 2019

●
Net sales increased 6.1% and 8.8% adjusting for constant currency and fair-value purchase accounting adjustment related to deferred revenue for user fees. As indicated below, net sales year to date on a combined basis [1] are $191.8 million with an increase in pro forma net sales of 4.6%, on a constant currency basis and adjusted for $2.7 million fair-value purchase accounting adjustment related to deferred revenue for user fees and packaging systems

●	Gross profit margin of 42.7% and Adjusted gross profit margin of 44.2% adjusted for fair value purchase accounting adjustments and constant currency

●	Net loss of $(1.6) million and Adjusted EBITDA[2] of $22.0 million for the three months ended September 30, 2019
_______________________________________________________________________________
1   Due to the Predecessor and Successor Periods as they relate to the date of closing of the Ranpak Business Combination, for the convenience of readers, we have presented the nine month period ended September 30, 2019 on a combined basis (reflecting a simple arithmetic combination of the GAAP Predecessor and Successor Periods without further adjustment) in order to present a meaningful comparison against the corresponding periods in the nine months ended September 30, 2018.
2 Adjusted EBITDA is a non-GAAP financial measure. Please refer to “Presentation of Combined and Pro Forma Measures and Reconciliation of US GAAP to Non-GAAP Measures” in this press release for an explanation and reconciliations of this non-GAAP financial measure

Net sales increased $4.0 million in the quarter, or 6.1%, to $69.1 million, primarily driven by increases in cushioning, wrapping and automation, partially offset by a $0.1 million fair-value purchase accounting adjustment related to deferred revenue for user fees and packaging systems, weakness in the Euro versus the prior period, and void-fill headwinds in North America. On a constant currency basis and excluding effect of the fair-value accounting adjustment net sales increased $5.7 million in the quarter, or 8.8%.

Cost of sales was $39.6 million, an increase of $1.9 million or 4.9% from $37.7 million for the three month period ended September 30, 2018 due to increases in volume and offset by a fair value purchase accounting adjustment of $1.0 million related to a step-up in inventory costs. Pro forma cost of sales increased by $1.8 million, or 4.7%, to $39.3 million in the three months ended September 30, 2019 from $37.5 million for the comparable period in 2018 after removing the effect of the fair value adjustment and adjusting to a constant currency in both periods. Gross profit was $29.5 million, or 42.7% of sales. After removing the effect of the fair value adjustment and adjusting to a constant currency in both periods, on a pro forma basis gross profit as a percentage of net sales was 44.2% in the three months ended September 30, 2019, an increase of 2.2% from 42.0% for the comparable period in 2018 due to improved pricing and lower paper costs.

Net loss was $(1.6) million due to transaction activity in the quarter and amortization of intangibles.

Adjusted EBITDA increased 6.9% to $22.0 million in the three months ended September 30, 2019 from $20.6 million for the comparable period in 2018 driven by increased sales volumes slightly offset by increased investment.
 _________
3 Adjusted EBITDA is a non-GAAP financial measure. Please refer to “Presentation of Combined and Pro Forma Measures and Reconciliation of US GAAP to Non-GAAP Measures” in this press release for an explanation and reconciliations of this non-GAAP financial measure

Balance Sheet and Liquidity

Ranpak completed the third quarter of 2019 with a strong liquidity position, including a cash balance of $13.6 million and zero dollars drawn on its $45 million available Revolving Credit Facility.

As of September 30, 2019, the Company had First Lien Term Loan facilities outstanding consisting of $378.2 million USD denominated term loan and €140 million euro-denominated first lien. The Company is focused on reducing leverage through organic growth and debt pay-down to achieve its optimal long-term target leverage profile of 3.0x - 3.5x Net Debt / Adjusted EBITDA. Going forward we believe this leverage profile will enable us to create the most value for shareholders by putting us in a position to capitalize on our strategic growth initiatives while maintaining adequate flexibility to pursue accretive acquisition opportunities.

The following table presents Ranpak’s installed base of protective packaging systems by product line as of September 30, 2019 and 2018:

(in thousands)	As of September 30,		9/30/2019 vs. 9/30/2018
Protective Packaging Systems	2019	2018	Change	% Change
Cushioning machines	32.1	31.0	1.1	3.6%
Void-fill machines	59.5	55.7	3.8	6.7%
Wrapping machines	10.7	8.5	2.2	26.5%
Total	102.3	95.2	7.1	7.5%

Outlook for Remainder of 2019

The team remains committed to achieving its previously stated outlook of $95 million Pro forma Adjusted EBITDA, however, in light of performance in the second quarter we have updated our full year 2019 outlook. Our plan for the final quarter of 2019 includes various top line and cost savings initiatives, that we expect, upon execution, will provide us with the resources and operating leverage to achieve a range of $90 - $95 million Pro forma Adjusted EBITDA on a constant currency basis. 4

Conference Call Information

The Company will host a conference call and webcast at 8:30 a.m. (ET) on Thursday, November 7, 2019. The conference call and earnings presentation will be webcast live at the following link: https://event.on24.com/wcc/r/2123785/6E7D88F523A465CD89C2B2E1897D5230. Investors who cannot access the webcast may listen to the conference call live via telephone by dialing (844) 525-3556 (domestic) or (825) 312-2231 (international) and use the Conference ID: 8379915.

A telephonic replay of the webcast also will be available starting at 11:30 a.m. (ET) on Thursday, November 7, 2019, and ending at 11:59 p.m. (ET) on Thursday, November 14, 2019. To listen to the replay, please dial (800) 585-8367 (domestic) or (416) 621-4642 (international) and use the Conference ID: 8379915.

_______________________________________________________________________________
4 A reconciliation of our full year 2019 outlook Pro forma Adjusted EBITDA to U.S. GAAP net income cannot be provided because we are unable to forecast with reasonable certainty many of the items necessary to calculate such comparable GAAP measure, including asset impairments, integration related expenses, reorganizations and discontinued operations related expenses, legal settlement costs, as well as other unusual or non-recurring gains or losses. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP. We believe the inherent uncertainties in reconciling a Non-GAAP measure for current or projected periods to the most comparable GAAP measure would make the forecasted comparable GAAP measure nearly impossible to predict with reasonable certainty and therefore inherently unreliable.

RANPAK HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)

	Successor		Predecessor
	Three Months Ended September 30, 2019	June 3, 2019 through September 30, 2019	January 1, 2019 through June 2, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Net sales	$69.1	$85.4	$106.4	$65.1	$191.9
Cost of sales	39.6	52.6	61.2	37.7	109.7
Selling, general and administrative	17.7	22.5	23.8	12.6	37.8
Transaction costs	—	0.3	7.4	1.0	1.2
Depreciation and amortization	10.3	13.3	17.7	10.7	32.3
Other operating expense, net	0.5	0.8	2.2	1.2	2.7
Income (loss) from operations	1.0	(4.1)	(5.9)	1.9	8.2
Interest expense	9.5	17.5	20.2	8.0	22.9
Foreign currency gain	(3.2)	(4.1)	(2.2)	(0.9)	(4.2)
Income (loss) before income taxes	(5.3)	(17.5)	(23.9)	(5.2)	(10.5)
Income tax benefit	(3.7)	(5.5)	(4.9)	(5.5)	(5.9)
Net income (loss)	(1.6)	(12.0)	(19.0)	0.3	(4.6)

Other comprehensive income (loss):
Foreign currency translation adjustments	(11.1)	(6.3)	23.6	(1.1)	(5.4)
Comprehensive income (loss)	$(12.7)	$(18.3)	$4.6	$(0.8)	$(10.0)

Net (loss) income per share—basic and diluted

Net income (loss) per share			$(19,195.40)	$279.43	$(4,660.08)

Weighted-average shares outstanding			995	995	995

Two-class method

Net loss per common stock, Class A and C-basic and diluted	$(0.03)	$(0.22)

Weighted average number of Class A and C common stock outstanding, basic and diluted	53,871,068	53,870,568

 See notes to unaudited condensed consolidated financial statements.

RANPAK HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN MILLIONS, EXCEPT SHARE DATA)

	Successor	Predecessor
	September 30, 2019	December 31, 2018
ASSETS

Current Assets
Cash and cash equivalents	$13.6	$17.5
Receivables, net	28.5	31.5
Inventories, net	12.5	11.8
Income tax receivable	6.1	3.4
Prepaid expenses and other current assets	2.8	4.1
Total current assets	63.5	68.3

Property, plant and equipment, net	121.2	73.0
Goodwill	411.6	355.7
Intangible assets, net	465.5	293.7
Other assets	3.7	2.0

Total Assets	$1,065.5	$792.7

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable	$11.4	$12.3
Accrued liabilities and other	12.1	10.8
Current portion of long-term debt	5.4	4.4
Deferred machine fee revenue	2.4	0.3
Total current liabilities	31.3	27.8

Long-term debt	515.2	494.9
Deferred income taxes	110.9	69.8
Capital lease obligations	6.0	0.2
Other liabilities	2.5	3.6

Total Liabilities	665.9	596.3

Commitments and Contingencies — Note 7
Shareholders' Equity
Common stock, $0.01 par; 1,000 shares authorized; 995 shares issued and outstanding at December 31, 2018	—	—
Class A common stock, $0.0001 par; 200,000,000 shares authorized, 47,361,352 shares issued and outstanding at September 30, 2019	—	—
Class C common stock, $0.0001 par value, 200,000,000 shares authorized, 6,511,293 issued and outstanding at September 30, 2019	—	—
Additional paid-in capital	429.8	291.4
Accumulated deficit	(23.9)	(69.9)
Treasury stock, zero shares, at September 30, 2019 and 5 shares, at cost, December 31, 2018	—	(1.5)
Accumulated other comprehensive loss	(6.3)	(23.6)
Total Shareholders' Equity	399.6	196.4

Total Liabilities and Shareholders' Equity	$1,065.5	$792.7
 See notes to unaudited condensed consolidated financial statements.

RANPAK HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN MILLIONS)

	Successor	Predecessor
	June 3, 2019 through September 30, 2019	January 1, 2019 through June 2, 2019	Nine Months Ended September 30, 2018
Cash Flows from Operating Activities
Net loss	$(12.0)	$(19.0)	$(4.6)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	20.1	26.6	48.3
Amortization of deferred financing costs	0.7	7.5	2.0
Loss on disposal of fixed assets	0.2	1.0	1.4
Deferred income taxes	(1.3)	0.6	(3.4)
Loss (gain) on derivative contract	6.4	—	(0.6)
Currency (gain) on foreign denominated notes payable	(3.3)	(2.4)	(4.1)
Restricted stock unit grants	1.8	—	—
Changes in operating assets and liabilities:
(Increase) decrease in receivables, net	(5.3)	3.5	(10.7)
Decrease (increase) in inventory	2.7	(1.3)	(1.0)
(Increase) decrease in prepaid expenses and other assets	(0.3)	2.7	0.1
Increase in other assets	(0.2)	(1.3)	(1.7)
(Decrease) increase in accounts payable	(25.4)	(2.8)	0.1
Increase (decrease) in accrued liabilities	2.9	7.1	(1.2)
Increase in other liabilities	1.4	2.3	2.3
Net cash (used in) provided by operating activities	(11.6)	24.5	26.9
Cash Flows from Investing Activities
Capital expenditures:
Converter equipment	(9.7)	(9.9)	(17.9)
Other fixed assets	(0.8)	(0.6)	(2.6)
Total capital expenditures	(10.5)	(10.5)	(20.5)
Cash paid for acquisitions	(945.6)	—	—
Patent and trademark expenditures	(0.2)	(0.3)	(0.4)
Net cash used in investing activities	(956.3)	(10.8)	(20.9)
Cash Flows from Financing Activities
Proceeds from issuance of term loans and credit facility	539.0	—	—
Proceeds from sale of common stock	302.4	—	—
Redemption of stock	(158.3)	—	—
Financing costs of debt facilities	(12.6)	—	—
Payments on term loans and credit facility	—	(13.3)	(5.4)
Payments of promissory note	(4.0)	—	—
Net cash provided by (used in) financing activities	666.5	(13.3)	(5.4)
Effect of Exchange Rate Changes on Cash	5.2	(7.7)	2.0
Net (Decrease) Increase in Cash and Cash Equivalents	(296.2)	(7.3)	2.6
Cash and Cash Equivalents, beginning of period	309.8	17.5	8.6
Cash and Cash Equivalents, end of period	$13.6	$10.2	$11.2
Includes $35.4 million in accrued transaction expenses related to the Business Combination with One Madison.

Our condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). However, we have also disclosed below EBITDA and adjusted EBITDA, which are non-GAAP financial measures. We have included EBITDA and adjusted EBITDA because they are key measures used by our management and board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA and adjusted EBITDA can provide a useful measure for period-to-period comparisons of our primary business operations. Accordingly, we believe that EBITDA and adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, EBITDA and adjusted EBITDA should not be viewed as substitutes for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of profitability or liquidity. Some of these limitations are:

●
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

●	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

●	adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;

●	EBITDA and adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;

●	adjusted EBITDA does not take into account any restructuring and integration costs; and

●	other companies, including companies in our industry, may calculate EBITDA and adjusted EBITDA differently, which reduces their usefulness as comparative measures.

EBITDA- EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; and depreciation and amortization.

Adjusted EBITDA- Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; depreciation and amortization; stock-based compensation expense; expenses related to the Ranpak Business Combination and, in certain periods, certain other income and expense items.

We also believe that adjusting these non-GAAP measures for comparability between the Predecessor, Successor and Pro Forma periods is useful to the user of our financial statements

The unaudited non-GAAP pro forma results of operations data for the three and nine month periods ended September 30, 2019 included in the discussion below are based on our historical financial statements, adjusted to remove the effect of costs incurred to consummate the Ranpak Business Combination, and for purchase accounting adjustments related to the Ranpak Business Combination as well as to reflect a constant currency presentation between periods for the convenience of readers.  The pro forma results included herein have not been prepared in accordance with Article 11 of Regulation S-X.

Unless otherwise stated, all results compare pro forma third quarter and nine-month 2019 results to third quarter and nine-month 2018 results from continuing operations for the period end September 30, respectively. Year-over-year financial discussions present operating results from continuing operations as reported, on an organic basis and on a constant currency basis. Organic refers to changes in unit volume and price performance and excludes acquisition and divestiture activity and the impact of currency translation. Constant currency refers to changes in unit volume, price performance and acquisition and divestiture activity and excludes the impact of currency translation. Additionally, non-U.S. GAAP adjusted financial measures, such as Pro forma net sales, Pro forma gross profit, Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA), Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), exclude the impact of specified items, such as transaction costs, fair value adjustments made as a result of a business combination and certain other infrequent or one-time items.

The following tables and related notes reconcile these Non-GAAP measures and the Pro Forma Measures to GAAP information for the three and nine month periods ended September 30, 2019 and 2018:

	Successor			Pro Forma		Predecessor		Pro Forma
	Three Months Ended September 30, 2019	Adj. (8)		Three Months Ended September 30, 2019	% of net sales	Three Months Ended September 30, 2018	% of net sales	Better/(Worse) to Predecessor Three Months Ended September 30, 2018
Net sales	$69.1	$1.3	(1)	$70.4		$65.1		$5.3	8.1%
Cost of sales (COS)	39.6	(0.3)	(2)	39.3	55.8%	37.7	58.0%	1.6	4.1
Gross Profit	29.5	1.6		31.1	44.2	27.4	42.0	3.7	13.6
Selling, general and administrative (SGA)	17.7	(1.9)	(3)	15.8	22.4	12.6	19.3	3.2	25.5
Transaction costs	—	—	(3)	—	—	1.0	1.6	(1.0)	(100.0)
Depreciation and amortization	10.3	0.2	(4)	10.5	14.9	10.7	16.5	(0.2)	(1.9)
Other operating expense, net	0.5	0.2		0.7	1.0	1.2	1.9	(0.5)	(41.9)
Income (loss) from operations	1.0	3.1		4.1	5.8	1.9	3.0	2.2	116.1
Interest expense	9.5	0.1	(5)	9.6	13.7	8.0	12.3	1.6	19.6
Foreign currency (gain) loss	(3.2)	—		(3.2)	(4.6)	(0.9)	(1.4)	(2.3)	261.9
(Loss) Income before income taxes	(5.3)	3.0		(2.3)	(3.3)	(5.2)	(7.9)	2.9	(56.8)
Income tax (benefit) expense	(3.7)	0.6	(6)	(3.1)	(4.5)	(5.5)	(8.5)	2.4	(43.1)
Net (loss) income	$(1.6)	$2.4		0.8	1.2%	0.3	0.4%	0.5	196.8

Add(9):
COS Depreciation & amortization				5.1		5.3		(0.2)	(3.2)
SG&A Depreciation & amortization				10.5		10.7		(0.2)	(1.9)
Interest expense				9.6		8.0		1.6	20.3
Income tax (benefit) expense				(3.1)		(5.5)		2.4	(43.1)
EBITDA				22.9		18.8		4.1	22.0

Adjustments (7):
Unrealized (gain) loss translation				(3.2)		(0.9)		(2.3)	261.9
Constant currency adjustment at 1.15				—		(0.1)		0.1	(100.0)
Non-cash impairment losses				0.4		0.6		(0.2)	(32.7)
M&A, restructuring and severance				—		2.0		(2.0)	(100.0)
PE sponsor costs				—		0.4		(0.4)	(100.0)
Restricted stock unit expense				1.6		—		1.6	n/a
Other non-core and non-cash adjustments				0.3		(0.2)		0.5	(236.4)
Adjusted EBITDA				$22.0		$20.6		$1.4	6.9%

	Successor	Predecessor				Pro Forma		Predecessor		Pro Forma
	June 3, 2019 through September 30, 2019	January 1, 2019 through June 2, 2019	Nine Months Ended September 30, 2019	Adj. (8)		Nine Months Ended September 30, 2019	% of net sales	Nine Months Ended September 30, 2018	% of net sales	Better/(Worse) to Predecessor Nine Months Ended September 30, 2018
Net sales	$85.4	$106.4	$191.8	$5.1	(1)	$196.9		$191.9		$5.0	2.6%
Cost of sales	52.6	61.2	113.8	(1.8)	(2)	112.0	56.9%	109.7	57.1%	2.3	2.1
Gross Profit	32.8	45.2	78.0	6.9		84.9	43.1	82.2	42.8	2.7	3.2
Selling, general and administrative	22.5	23.8	46.3	(3.2)	(3)	43.1	21.9	37.8	19.7	5.3	14.1
Transaction costs	0.3	7.4	7.7	(7.7)	(3)	—	—	1.2	0.6	(1.2)	(99.0)
Depreciation and amortization	13.3	17.7	31.0	(0.2)	(4)	30.8	15.7	32.3	16.8	(1.5)	(4.7)
Other operating expense, net	0.8	2.2	3.0	0.3		3.3	1.7	2.7	1.4	0.6	21.8
Income (loss) from operations	(4.1)	(5.9)	(10.0)	17.7		7.7	3.9	8.2	4.3	(0.5)	(6.2)
Interest expense	17.5	20.2	37.7	(11.6)	(5)	26.1	13.2	22.9	11.9	3.2	14.1
Foreign currency (gain) loss	(4.1)	(2.2)	(6.3)	—		(6.3)	(3.2)	(4.2)	(2.2)	(2.1)	49.6
Loss before income taxes	(17.5)	(23.9)	(41.4)	29.3		(12.1)	(6.2)	(10.5)	(5.5)	(1.6)	14.9
Income tax (benefit) expense	(5.5)	(4.9)	(10.4)	6.2	(6)	(4.2)	(2.1)	(5.9)	(3.1)	1.7	(28.0)
Net (loss) income	$(12.0)	$(19.0)	$(31.0)	$23.1		(8.0)	(4.0)%	(4.6)	(2.4)%	(3.4)	73.8

Add (9):
COS Depreciation & amortization						15.8		15.9		(0.1)	(0.5)
SG&A Depreciation & amortization						30.8		32.3		(1.5)	(4.7)
Interest expense						26.1		22.9		3.2	14.1
Income tax (benefit) expense						(4.2)		(5.9)		1.7	(28.0)
EBITDA						60.5		60.6		(0.1)	(0.2)

Unrealized (gain) loss translation						(6.3)		(4.2)		(2.1)	49.6
Constant currency adjustment at 1.15						—		(1.2)		1.2	(100.0)
Non-cash impairment losses						1.2		1.4		(0.2)	(13.6)
M&A, restructuring and severance						—		2.5		(2.5)	(100.0)
PE sponsor costs						0.6		1.3		(0.7)	(55.4)
Restricted stock unit expense						1.8		—		1.8	n/a
Other non-core and non-cash adjustments						0.5		(0.6)		1.1	(178.6)
Adjusted EBITDA						$58.3		$59.8		$(1.5)	(2.6)%

(1) Adjust for fair-value adjustment related to deferred revenue recorded under ASC 805 in the Successor Period
(2) Adjust for fair-value adjustment related to inventory step-up recorded under ASC 805 in the Successor Period
(3) Adjust effect of acquisition costs recorded in the Successor Periods under ASC 805 ($7.3 million from June 3, 2019 through September 30, 2019 and $7.7 million from January 1, 2019 through September 30, 2019), non-recurring severance costs of $1.0 million and $1.7 million, one-time write-off of insurance costs of $0.0 million and $0.9 million, one-time professional fees of $1.0 million and $1.0 million and a constant currency adjustment of $(0.1) million and $(0.4) million in the third quarter and nine month period of 2019, respectively.
(4) Adjust for incremental depreciation and amortization recorded due to fair-value adjustments under ASC 805 in the Successor Period
(5) Adjust for effect of the fair value interest rate swap ($5.4million) entered into as part of the Ranpak Business Combination and the write-off of deferred financing fees associated with Predecessor company debt repaid as part of the Ranpak business Combination ($6.3 million) in the nine month period of 2019
(6)Adjust tax provision at 21.0% corporate rate for items adjusted above
(7)Adjustments are related to Predecessor non-recurring costs such as: unrealized non-cash (gains) losses on translation of the Predecessor debt, initiatives related geographic sales expansion, private equity monitoring fees, non-cash (gain) loss on the disposal of machines, acquisition costs, severance and a revenue recognition adjustment related to e3Neo acquisition. Certain costs related to being a public company, such as additional staff, legal and accounting costs that were not included in the Predecessor are also included in Adjusted EBITDA.
(8) Effect of Euro constant currency adjustment to a rate of $1.00 US Dollar to €1.15 as follows:

(in thousands)	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Net sales	$1,247.8	$(280.3)	$2,412.8	$(3,588.7)
Cost of sales	698.0	(159.5)	1,378.6	(2,014.9)
Gross Profit	549.8	(120.8)	1,034.2	(1,573.8)
Selling, general and administrative	257.2	(63.1)	548.6	(828.2)
Transaction costs	—	—	—	—
Depreciation and amortization	207.0	(37.7)	307.4	(494.9)
Other operating expense, net	161.5	(39.8)	320.9	(495.8)
Income (loss) from operations	(75.9)	19.8	(142.7)	245.1
Interest expense	55.0	(7.4)	82.1	(96.5)
Foreign currency (gain) loss	2.0	0.1	3.5	0.1
Loss before income taxes	(132.9)	27.1	(228.3)	341.5
Income tax (benefit) expense	(6.4)	10.1	(34.8)	93.8
Net (loss) income	$(126.5)	$17.0	$(193.5)	$247.7

(9) Reconciliations of EBITDA and Adjusted EBITDA for each period presented are to net (loss) income, the nearest GAAP equivalent, and accordingly include the adjustments shown in the “Adj.” column to net (loss) income of each table.